Exhibit 99.1

Welcome, everybody. Let's just give it another few minutes, because I know there's a few people that have texted me that they want to join and they need another minute before I begin. So I'll be back on in in a minute or two.

Okay. So once again, I want to thank everybody who has joined this Space call. We’re very big on data here at the company. So we kind of keep track of not only who comes, you know, who's a part of that group that's been helping drive the success of the sort of friends family launch of the RegCF because I'm only able to do that in a very small size until we file our Form C/A, which we'll get to in a little bit. But a lot of people after the last call kind of sent me DMS saying, Why do you why do this? Like, why put yourself out there this like this? People don’t really know too many CEOs that are literally making it their business to have a once-a-week communication like this with every single person that's invested with me to have the option to hear me explain transparently what our plan is, what we've been going through. Literally the people who tell me that, my goodness, you know, you guys all see all the naysayers and all the haters. But literally, the definition of great success I've always felt is to bet against the odds because you have conviction and be right.

And so we do this so that I can talk openly to all of you and give you not only what I like to begin this with, which is a few minutes of me just updating my thoughts to all of you about the Company and how we're going to make money eventually with this investment. And then to address what have been the primary questions, because these days we've taken a lot of questions. And so with that said, I'm going to kind of begin my thoughts on what's happening. And what's happening is we are days away from breaking new ground that, in my opinion, similar to what we're doing in the OG, is unlike what any other micro-cap company has done. There are thousands that have been sort of baby thrown out with the bathwater. And we've been a part of that. And a great deal of that has to do with being in the micro and small cap market. I spent nine years trying to get people to understand what the company really was, what Vocal was, how big it is, and nobody cared. You know, it wasn't until the stock got destroyed that people started like, oh, what does the company do exactly? And it's amazing because ever since that systemic shift I've seen, a tremendous overlap began between what our creators, investors and what I now call investor creators, investors that write on vocal that that publish their videos, that sell their products there, that use it no differently than they would Facebook to advertise and they're all connected all those things in our company.

One of the things I think I was known definitely for on Wall Street—I had a pretty crazy 20 year run there, and I was definitely known as a risk taker and someone who broke new ground. I've told this story before that if you got to Wall Street in 1990 and you knew how to use Microsoft Excel to the guys who were like ten years my senior back then, I was a genius because I knew how to use Microsoft Excel and that was breaking new ground to them. And I then followed up by always being ahead of everybody on technology on the trading floor, first to trade electronically, first to try to build a basket of stocks that we could trade against a single stock electronically. Those are the things I did. Now, I'm still today about breaking that new ground. And I do that not just because it's what drives me, but I do it for the benefit of our investors, our creators, and the company. We've reached a point where this company needs to elevate itself above kind of the legacy dependencies it's had on really at this point, I'm horrified to say it personally, a broken financial system. You know, the people used to always complain when I was younger. We have a broken health care industry. Let's blame this president. Let's blame that president. I don't know what the hell is going on, but it's like everybody ignores the fact that we now have a broken financial system, but it's one that nobody really talks about. So I'm going to talk about it as much as I can, and I'm hoping that others will follow. But it is beyond my belief and completely ironic that our current stock is trading at an implied value of $2 million, or two and a half, whatever. I try not to look at it minute by minute because it does me no good. But you're basically talking about a stock that was once worth $250 to 300 million, and now is worth two. Now, I've seen that in a lot of other stocks. And I think the thing that my ego got in the way of is that when the stock was worth$ 200 million, I thought it had something to do with the people understanding what exactly the company does. I don't think that was the case at all. I think the whole retail space after the 2016 period and I speak to a lot of you, by the way, I had a great conversation with one of our investors. He owns 600, 700,000 shares the other day, and he's down like me.

And just so we're all clear, like so there's no ambiguity. I own approximately 18 million shares. I personally put in $7 million in cash and then have gone pay-less often. And the only way that I've even taken sustenance was by taking in more stock. I am I'm down like $18 million. And I'm not a wealthy man. $18 million - That's my life. That's my entire life. And that's why when people try to say, why do I do the things I do, I do it because I'm right there with you and to help us. We've created a sort of strategy that is truly unique, and it's a strategy that's been forged sort of through the years of learning we've been doing and all those successful challenges that we've met. Because no matter who has tried to take us out, every day, 1,500 people join our Vocal product and every day they convert to premium players. And every day we work with brands. And every day we get better and better at what we're doing because it's a real company. Beneath all this, that's the irony. When I look at the $2 million valuation, it's a real company. And I mean I don't know if you could go out there and buy 52 million shares to buy half of the issued and outstanding. And by the way, there's only like 65 million in the public float because I just told you, I myself own 18 million shares.

My management team, we must own about 25 to 30% of the entire issued and outstanding shares, but we'll get to that later on. The world of finance and real high finance to me has become dominated by a few very powerful institutions. But the majority of the companies listed on the public exchanges around the globe like ours, we're supposed to thrive on innovation and the relentless pursuit of value and an unwavering commitment to our investors. And over the years it's become a very united, shared vision. You know, the belief that small cap enterprises possess untapped potential. That's what attracts everybody to the space. Everybody. It's like the gold rush. Everybody wants to try to find the one, the next Amazon, you know, the one that you'll be trading at two pennies and will be worth $200. And we understand that, but the way to do that is to make sure that you're investing in a company that is a real company. And every time I'm here, I cannot stress how often you must go look at what our company does. And then you can take a look at the stock and, you know, they'll have nothing to do with each other. But these stocks, they've represented the lifeblood for the industry. In fact, the stock market fuels the American dream. But in the current climate we're in, the American dream is at risk.

And it's not just at risk in the financial space. The American dream is at risk all over our world right now, all over our cultures, all over our states. It doesn't matter that I sit here and preach about how it's broken in the financial system. I think the people who accept that it's broken in the financial system have to be smarter than just that. They have to understand that it's broken all over the place and that the people who stand up like myself in the financial space and keep fighting back, it has to be more of us. You know, right now, a handful of tech giants, companies like Apple, Microsoft, Alphabet, you know, the crazy AI and fueled Nvidia run, they've captured tremendous gains in the market, but without them, the actual market performance dwindles much more. And if I take out 3 or 4 other stocks from the index, we go into the red. And if I start taking out more stocks, then the truth is revealed, which is that basically I said a handful of mega companies, a handful of mega companies such as those companies have become like the heartbeat of the market. It's what we all get fed all day to determine whether or not we should be happy or not. What is the stock market up? Oh, I must be doing well. What? That's not true. That just means that 15 stocks are up.

The rest could all be getting the shit beaten out of them. And that's what the media tells you. Market's great bullish. The vast majority of smaller stocks remain obscured in their shadows. And it's in this complex environment that we find ourselves today where the impact of a few can eclipse the struggles, the aspirations of the many. Over the past few years, we have witnessed great brands falter, companies collapse and jobs vanish, in reality, at alarming rates, and jobs will continue to vanish. It's another thing the media does. My God, they spend so much time trying to master the words around our employment numbers. No, it's really hard out there. That's the answer. They should come out and say: Young people are finding it much harder to get jobs, let alone find jobs that were paying what they were a year ago. And when the system was flush with money after Covid, sure, every company just took in. We all know how many companies robbed the government of money during Covid. Literally like stole it. Oh, we took in $10 million from the bailout money. Sure. We didn't really need it. And then you had the grossest thing was watching, after the bailout, how many companies started to give back the money? Okay, great. You gave it back. What about the fact that you took it? And so we watch all these great brands falter and the companies collapse and the jobs run away to other parts of the world.

I get daily, probably hundreds of inward bound LinkedIn Twitter messages from all over the world. It's all over the world. But however, it is the smaller companies with the tangible products and the innovative ideas like us, there is a glimmer of hope for us right now. Technology offers something that it did not offer years ago when a lot of the naked shorting and other—I use this word so often, I hate using it, but whatever, it's one that comes to my mind—nefarious because I always think of like, nefarious is somebody doing something with bad intention no matter where our stock is. Everybody on this call, people certainly who have followed it, know that I wake up every day, fight the best fight I can, go to sleep and do it again because Vocal is my baby. The Company is my baby. I put every dollar I had into it. But sometime in 2016, we had this explosion of tech. And then we had this explosive influx of retail trading. Like I said, the guy that I met the other day, he's, well, wealthy individual and I'm so thankful he has 600,000 shares and a spot in my finance world.

A he's also investing in the RegCF and he admits that he got brought into this world post 2016 because until then the tech didn't exist. Right. And you had this expansion of tech that put so much power in the retail hands and then Covid hit and then the government put so much money into retail hands and then money became easily made. And whenever there's money to be easily made, it attracts manipulation and it attracts, again, that nefarious behavior. Money attracts bad people. It just does. And by the time you got to the bubble bursting in the micro and small cap space, you couldn't distinguish one company from another, someone's ticker tagging even. I do it. It's like a sin that I feel I shouldn't do. Like when I want to try to bring new people to the table and I have to ticker tag like 50 other stocks that I think are in the same position. But that's because how it works on Twitter. But the point is, I don't know all of those companies well enough to say that people should invest in them. I know a few of them, but we now live in an era, 2023, where this market has been devastated. And we now, because of the devastation, solutions always come from these moments. And also, just to be sure, the most money ever made is not off pumps and dumps and following inside discords and people who don't know a fucking cash flow statement from a balance sheet, that's not the way to buy stocks, the way to buy stocks.

I've discussed it 100 other times, so I'm not going to go through it again. But for those stocks, they have an opportunity. They have an opportunity in 2023 to recover from the devastation we've been through. And you do that by working directly with your investors, like I'm doing directly with the shareholders. By doing this, then we can navigate together through the complexities that are hindering our growth. Now the approach we've taken with our RegCF, the approach that we've taken removes intermediaries that usually are the ones introducing the toxic financing. And those are toxic financings, that's what artificially depresses the values of the small and micro-cap stock. That's really how that works. It works because small companies in a bullish market, sure, it was easy. You take out a convertible bond, you take in money. The convertible bond comes along with warrants. The warrants give the upside to the convertible bond hedge fund. They give you $1 million. And that's okay that they give you $1 million if they want to convert into stock because. Yeah. If you have public stockholders like I have, you guys should want to buy the stock because that guy's a short-term player. The problem is the warrants.

It was a product of like 2016, 17, 18, where it became prolific with the toxic lenders to add these warrants on. Now, the warrants worked great in a stock market where the stocks are going up. If you're a growth stock like us that burned a couple of hundred grand a month back then and is now pretty much break even. But if you're a guy who needed to accumulate enough growth capital, you did that trade. It wasn't, by the way, like you had a potpourri of other trades to choose from. That was the end of it. If you were a publicly traded company, there were about 25 people that controlled the financing of the entire space, and I know every single one of them by name. But by doing what we're doing, we're removing these intermediaries, we're removing the people again, that artificially depressed the value of small and micro-cap stocks. Moreover, let me tell you how the market really works. If you find an alternative financing that takes those intermediaries out of the game, that turns the market making algorithms that exploit the perceived notion that a company is going to do a toxic financing. And again, I want to make sure I've told this to people before. The shorting that the algorithms are not controlled by individual people. The market makers carry monstrous short positions across the entire microcap space.

And a great deal of them are naked short. You know, that's no longer a secret. There's enough cases out there that we know it's happening. It's just the government's not enforcing or looking deep enough into it. To me, it'd be like if I was running the government and I saw what went on with Alpine and, what's the other name? That other fund recently. Um, if I was running the SEC, I'd be like, wait a second. I’d bring my whole staff in. I'd be like, you guys told me this naked, short selling thing wasn't real. You said there were no aliens. Now I just saw a UFO land on the lawn, and now I can tell you there are aliens. Okay, now, I see in the paper that there are hedge funds that are naked shorting stocks. Oh, okay. Then what? They sit by and do nothing. That's what really irks me about this whole thing. But when a company can actually avoid the dilution, then these algorithms find little incentive to engage in the kind of excessive short selling and the breaking of the fail-to-deliver regulations which is naked short selling. And when there's no more upside for shorting, then the algorithm actually turns the other way in what are often catalysts for significant short squeezes. Right. I mean, I was on the phone with another investor the other day. He's down so much money and I empathize with him because I am too.

But he understands my plan here with the RegCF. And he was trying to make me feel better, which is very, it's often such a nice thing, but, you know, your friend is just trying to make you feel better when he turns to you and he says, yeah, but it's not just your stock. Look, look across. There's thousands of stocks that we can point to. Doesn't make it any easier. And once these algorithms change, he was saying that that's what starts eras of cycles. The problem is, can you survive through this period? Our stock will turn. I will work out whatever the issues that have to be worked out because I'm not going anywhere. Right? I have too much in it. I'm with you. And so the vision that I have centers on a strategic pivot towards Vocal, Inc. You've heard me talk about how Vocal, Inc. is the flagship subsidiary, one of four that Creatd owns, and the Vocal roadmap is very crystal clear through the Reg CF that company can raise up to $5 million. This RegCF is the one thing I can thank Congress for; this product a few years back was limited. You could only do like a million dollars. The thing is, when they raised it to $5 million, that's when you saw all these platforms like Wefunder. And if you have not been to Wefunder, I suggest you all go and get an account at Wefunder.

Stop having the reliance on making money quickly through these microcap stocks. Unless you're buying a company like ours. I would. I would spend more time learning about Reg CF's. You'll make much more money in the end. It's like if someone had told me properly why Bitcoin would be Bitcoin, I certainly would have bought some back in the day. And so now I feel like an old guy who's telling other people a RegCF is the future. Wish I had listened more when they said blockchain is the future. And we'll do that for another call and we'll talk about what we're listing on the blockchain. But for the moment I want to stay focused. Remember, with a RegCF you can raise $5 million for the private subsidiary, similar to the way we sold a piece. We sold 10% of our OG asset at a $7.5 million valuation. I mean, that's a fact. Like we sold that because the assets been valued by, you know, the guys who did Bob Dylan and Jerry Garcia's different archives. We had people from Antique Roadshow and we have so much going on in that media asset that we’re finishing up getting the audit on it, but we've had outside appraisals of between $5 to $10 million.

Now that's considered to be our second interesting asset behind Vocal. Vocal’s valued at 60 million. The stock trades at $2 million. And so the thing you have to do is you have to separate Vocal, Inc. from that public entity. And instead of trying to raise money at the Creatd level, which will have the impact of taking the stress off of the market makers, as I just talked about, if those market makers see that you're not doing financing through the public stock but that you are able to raise money up to $5 million through a RegCF participating preferred securities offering, and during that time you attract capital from strategic partners for the Vocal Inc subsidiary that owns the Vocal technology that over 2 million creators call home. So this isn't just like a fundraising initiative. It is a well calculated, yearlong plan where ultimately the goal is that Creatd spins out up to 60% of Vocal over the next couple of years. We spin it out to shareholders. We spin it out to private investors. I'm talking with family offices, venture capitalists, private equity groups, not Creatd. Creatd will own, let's say we own 40%. And Vocal becomes like it should when measured against its comps.

Let's discount it even further. So let's just say Vocal never breaks over $100 million. Well, if Creatd owns 40% of that, that's $40 million of value. And I have no clue why a stock that has $40 million of value should be trading at $2 million other than it's been subject to the toxic environment that has at this point burst the bubble of the micro-cap space. One that isn't going to return for non-forward thinking CEOs and it isn't going to return for companies that don't have actual businesses. Now, this strategic autonomy, this movement by privatizing a big chunk of Vocal to become independently traded, just like we're doing with the OG, these companies will be independently traded and shareholders will have multiple stocks from the portfolios that we created. The move not only benefits Vocal, but obviously also the publicly traded parent company which no longer needs to consolidate Vocal’s operations in its financials. Furthermore, Creatd maintains, like I said, that sizable ownership worth a great deal more than its current market valuation and in addition Creatd receives cash from the private entity sales, which effectively now allows it to rightsize its balance sheet. And that's the plan. Creatd, Inc. was always meant to be more than the sum of its parts. With a portfolio of technology related companies that we built that gathered data that serviced the creator community, that worked with big brands, we are now working towards fulfilling the original mission that we created the company for and called it Creatd back in 2016 by moving away from the financing structures that hinge on dilution of Creatd common stock.

We are forging a path forward for greater financial independence and sustainability. Now, you couldn't do this two, three years ago, just like you couldn't use blockchain to your advantage to combat shorts. So as we progress in this journey, we foresee the opportunity for Vocal to finance itself, given its inherent positive cash flow. And as I said, Creatd will maintain a significant stake. So now you might be wondering, okay, but what does all this mean for me? Right? Like you just heard me speak for the last half hour, pontificate, but what does it all mean for you? What does it all mean for us, really? Because like I said, out of Creatd's 120 million shares, my team owns 25 to 30% and another 25% are owned by my friends, family and network, all of whom are depending on our management team's ability to succeed. But please remember that if you still hold common stock like me and I have never ever sold a share of my common stock unless I have no choice but to sell for taxes. I would never sell. And I never have. The investment that I made doesn't lie in the value of the stock. Not solely. Because the stock might change one way or another, but the worth of my investment will be displayed by the value of the Vocal platform that grows every day.

It does not change one way or another. It grows and it moves forward every day. 1,500 new creators take accounts on Vocal, adding to the over 2 million current creators and an audience of 200 million. Our company Vocal takes in 54 million impressions of data daily from over 500,000 to 1 million visitors daily to Vocal. We facilitate direct connections between creators and audiences, and by doing so, we foster communities and we provide services that creators are willing to pay for. And that is where the true value of your investment lies. That's what you put your money into, creating that platform. And it is a value that keeps growing. It is a value that will ultimately be reflected in the stock of its parent company. But it wasn't just the investment you made in the stock. You made an investment in something much bigger. We're not some company that, you know is a single product. We are not a company that sells something tangible that is finite. We are a community. We are like those other big social communities. Except we didn't go the private route. Yes. The ones that are worth $1 billion. As we delve into the strategy and the vision that underpins our future, remember, the individual parts of the enterprise are worth much more than the whole. Next week, Vocal will be ready to officially offer its millions of creators, audiences, brands, vendors, and networks at large an extraordinary investment opportunity.

As I tweeted, we will file our final form C/A, and when we do, that will be the starter's gun for us to reach out to those 2 million creators. Let's see if a thousand of them give us an average of $500. That's a half a million right there. That's a game changing moment. If it occurs, everything would go up, and we are days away from launching it. And together we are pioneering a new era of growth, innovation and value creation. And our journey is just begun. This concept that it's ending, that's wrong. It's just beginning. And I am looking forward to all of you being a part of that transformation and remaining united as shareholders in the vision that we have. Now, with that said, if there are any questions, I try to usually keep this to 30 minutes, but I really wanted to bring all of you up to speed because given where the stock's been trading and the constant barrage of hatred, I felt it incumbent for me to just get on the phone and have a real open dialogue. So if there are any questions, please feel free. You know, I take the questions, but happy to answer anything. If you have a question though, I'd prefer you request the mic. Using the questions in the chat doesn't really work for me.

I don't see anybody with their hands up. This is a nice big call. A lot of people joined during the call. And so I really want to thank everybody for the time. I know everybody's got busy, busy schedules. I appreciate you hearing my thoughts on the company. I'll set up a call for next week, which will, I expect, be the day or the day after we officially start approaching marketing for the $1.25 million. I want to thank all of my Twitter followers who are the only ones that I've really talked to about the offering. Other people could go to the RegCF, but I'm the only one who directly talks about it because it really shouldn't be marketed until the form C/A is filed. And hopefully that's the final filing any day now. And so that's really what to expect. I'm going to end the call here. And again, thank you all for joining and I encourage you, I really encourage you if you're buying stock, pause a moment. Let the stock do what it's going to do. Whoever the aggressive angry sellers are, I don't know. Maybe it's someone who owns it from $1.50 who just can't stand it anymore. I get it. Or maybe it's a guy who bought it at $0.05 that when he saw it didn't go to $0.07, he sold it at $0.03 because it's not that much money that there aren't people swing trading it like that.

But I don't know. Sure, it's outrageously cheap, but if you already own stock, my suggestion is that you if you want to make more money because you believe in it and you want to contribute more, my suggestion is you do it through the RegCF and maybe you do 1,015% of whatever you were going to put $1,000 in. Maybe you put $150 into the stock and the rest into the RegCF. Also keep in mind with the RegCF, there's like a bonus period where in the beginning for the early bird special, I'm going to tweet out, well, I have tweeted out before, I'm going to tweet out the link right after this call and everybody should go check it out because that's what I'm recommending. I'm recommending invest in the RegCF. Don't pile further into the stock right now. Let the angry sellers get out and and let the market makers figure out whether they want to cover their big short positions down here and I'd sooner you be buying stock on the way up not on the way down at the moment we all have a lot of stock as I told you, 18 million shares and that's away from my options. Let's focus on the RegCF. That's my advice and I want to thank you all again for the call. Thanks. Bye.